Exhibit 99.1

FOR IMMEDIATE RELEASE

ELLIE MAE ANNOUNCES PRICING OF FOLLOW-ON PUBLIC OFFERING

PLEASANTON, CA – June 27, 2012 – Ellie Mae® (NYSE: ELLI), a leading provider of enterprise level, on-demand automated solutions for the residential mortgage industry, today announced the pricing of its follow-on public offering of 3,101,638 shares of its common stock at a public offering price of $17.00 per share. Ellie Mae is offering 3,000,000 shares of common stock and certain of its directors and executive officers are offering 101,638 shares of common stock. In addition, Ellie Mae has granted the underwriters a 30-day option to purchase up to an additional 465,245 shares of its common stock on the same terms and conditions, solely to cover over-allotments, if any. Ellie Mae intends to use the net proceeds from this offering for working capital and general corporate purposes, which may include the acquisition of, or investment in, technologies, solutions or businesses that complement the company’s business. Ellie Mae will not receive any proceeds from the sale of common stock by the selling stockholders. The offering is expected to close on or about July 3, 2012, subject to customary closing conditions. William Blair & Company, L.L.C. and JMP Securities LLC are acting as joint book-running managers of the offering. Needham & Company, LLC, Oppenheimer & Co. Inc., D.A. Davidson & Co. and Wunderlich Securities, Inc. are acting as co-managers of the offering.

Ellie Mae has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the applicable prospectus supplement and other documents Ellie Mae has filed or will file with the SEC for more complete information about Ellie Mae and the offering. You may get these documents for free by visiting EDGAR on the SEC website at http://www.sec.gov. A final prospectus supplement relating to these securities will be filed with the SEC and, when available, may be obtained from the above mentioned SEC website or may also be obtained from the offices of William Blair & Company at 222 West Adams Street, Chicago, IL 60606; Attention: Prospectus Department or by email at prospectus@williamblair.com or by phone at (800) 621-0687 or JMP Securities LLC at 600 Montgomery Street, Suite 1100, San Francisco, CA 94111 or by email at ccornell@jmpsecurities.com or by phone at (415) 835-8985.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is unlawful.

Forward-Looking Statements

This press release contains forward-looking statements under the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the completion, timing and size of the proposed public offering and constitute forward-looking statements that involve risks and uncertainties, including, without limitation, risks and uncertainties related to market conditions and the satisfaction of customary closing conditions related to the proposed public offering. These statements involve known and unknown risks, uncertainties and other factors, which may cause Ellie Mae’s results to be materially different than those expressed or implied in such statements. Such differences may be based on factors described in documents that Ellie Mae has filed with the SEC, including but not limited to its Quarterly Report on Form 10-Q for the three months ended March 31, 2012 and its Current Report on Form 8-K filed on June 25, 2012. Other unknown or unpredictable factors also could have material adverse effects on Ellie Mae and its future results. The forward-looking statements included in this press release are made only as of the date hereof. There can be no assurance that Ellie Mae will be able to complete the proposed public offering. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Ellie Mae expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

© 2012 Ellie Mae, Inc. Ellie Mae®, Encompass®, Encompass360®, DataTrac®, Ellie Mae Network™ and the Ellie Mae logo are registered trademarks or trademarks of Ellie Mae, Inc. or its subsidiaries. All rights reserved. Other company and product names may be trademarks or copyrights of their respective owners.

Source: Ellie Mae, Inc.

Ellie Mae, Inc.

Edgar Luce, +1-925-227-7079

Executive VP and CFO

IR@elliemae.com

or

The Blueshirt Group for Ellie Mae, Inc.

Lisa Laukkanen, +1-415-217-4967

lisa@blueshirtgroup.com

# # #